Exhibit 99.2

Target Share Price Performance Share Units Awarded under the Performance Share Unit Agreement (Fiscal Year 2010 – SPP Form)

Name of Executive	Target Number of PSUs
James M. Whitehurst	66,667
Charles E. Peters, Jr.	33,333
Paul J. Cormier	20,000
Alex Pinchev	20,000
Michael R. Cunningham	20,000